EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CommScope, Inc. on Form S-8 of our report relating to CommScope Inc. of North Carolina and subsidiary, dated February 3, 1997, appearing in the Registration Statement on Form S-4 (File No. 333-23935) of CommScope, Inc., and to the reference to us as experts in Part II, Item 3 of this Registration Statement.



/s/  Deloitte & Touche LLP

August 8, 1997